                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No.     )


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for use of the Commission only (as permitted by Rule 14a-
       6(e)(2)).
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                                  SPORT-HALEY, INC.
            --------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     ----------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              1) Title of each class securities to which transaction applies:

              ------------------------------------------------------------------

              2) Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

              4)     Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

              5)     Total fee paid:

              ------------------------------------------------------------------


[    ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)     Amount Previously Paid:

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              2)     Form, Schedule or Registration Statement No.:

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              3)     Filing Party:

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              4)     Date Filed:

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
                                [HALEY LOGO]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 14, 1997



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sport-Haley, Inc. will be held at the Company's principal offices, 4600 East 48th Avenue, Denver, Colorado on Friday, February 14, 1997, at 3:00 p.m., Mountain Standard Time, and thereafter as it may from time to time be adjourned, for the following purposes:

         1. To elect five directors to hold office for the term set forth in the accompanying Proxy Statement and until their successors shall have been duly elected and qualified;

         2. To approve amendments to, and restatement of, the Company's 1993 Stock Option Plan to (i) permit the issuance of an additional 250,000 shares of Common Stock pursuant to the Plan, and (ii) to simplify administration of the Plan in accordance with revisions to Section 16 of the Securities Exchange Act of 1934;

         3. To ratify the appointment of Levine Hughes & Mithuen, Inc. as independent auditors; and

         4. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on January 2, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof.


                                             By Order of the Board of Directors,



January 3, 1997                              /s/ Steve S. Auger
                                             ----------------------------------
                                             Steve S. Auger, Corporate Secretary



                                   IMPORTANT

PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

                               SPORT-HALEY, INC.
                              4600 E. 48TH AVENUE
                            DENVER, COLORADO  80216



                                PROXY STATEMENT

                         RELATING TO THE ANNUAL MEETING
                  OF SHAREHOLDERS TO BE HELD FEBRUARY 14, 1997



GENERAL

         The enclosed proxy is solicited by the Board of Directors of Sport-Haley, Inc. (hereinafter referred to as the "Company") for use at the Annual Meeting of Shareholders to be held at the Company's principal offices, 4600 E. 48th Avenue, Denver, Colorado at 3:00 p.m., Mountain Standard Time, on Friday, February 14, 1996, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy will be mailed to shareholders on or about January 7, 1997. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by notifying the Secretary of the Company. Unless the proxy is revoked, or unless it is received in such form as to render it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

         The record date with respect to this solicitation is January 2, 1997. All holders of record of Common Stock of Sport-Haley, Inc. as of the close of business on that date are entitled to vote at the meeting. As of the record date, the Company had 4,344,647 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote. A majority of the votes entitled to be cast constitutes a quorum. If a quorum exists, action on any matter other than the election of directors will be approved if the votes cast in person or by proxy at the meeting favoring the action exceed the votes cast opposing the action. In the election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election will be elected. Abstentions and broker non-votes are not counted in the calculation of the vote. A proxy may be revoked by the shareholder at any time prior to its being voted. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder.
If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors. The cost of this solicitation will be borne by the Company. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation. Proxies may be solicited personally or by mail, facsimile, telephone or telegraph.

         As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by the Company. Such documents are available for examination only by the inspectors of election, none of whom is an employee of the Company, and certain employees associated with tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

                           I.  ELECTION OF DIRECTORS

         The five nominees for election as directors are identified below. All nominees are now members of the Board of Directors. The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate or the Board of Directors may reduce the number of directors to eliminate the vacancy.

         The following material contains information concerning the nominees, including their recent employment, positions with the Company, other directorships and age as of the date of this Proxy Statement.

     NAME                       AGE              CAPACITIES IN WHICH SERVED                 DIRECTOR SINCE
-----------------               ---              --------------------------                 --------------
Robert G. Tomlinson(1)          56       Chairman of the Board and Chief Executive Officer            1992

Robert W. Haley                 41       President and Director                                       1996

Mark J. Stevenson(1)(2)         58       Director                                                     1993

Ronald J. Norick(2)             55       Director                                                     1993

James H. Everest(1)(2)          48       Director                                                     1993

---------------------------

(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

         Robert G. Tomlinson has served as Chairman of the Board and Chief Executive Officer of the Company since October 1992. Mr. Tomlinson was a partner in Tomlinson Enterprises, a real estate investment partnership, from 1972 through 1993. From 1989 until he joined the Company, Mr. Tomlinson was also engaged in management of his personal investment portfolio.

         Robert W. Haley has served as President and a director of the Company since May 30, 1996. From January 1992 until his appointment to such positions, he served as Vice President - Marketing of the Company. From August 1991 to January 1992, Mr. Haley served as the director of marketing for S.T.X. Golf Company, Baltimore, Maryland, a men's and women's golf apparel manufacturer. From 1989 to 1991, Mr. Haley served as vice president of golf sales for Di Fini, a manufacturer of men's and women's golf and active sportswear. Mr. Haley is a Class A PGA professional golfer with 24 years experience in the golf industry.

         Mark J. Stevenson has been a director of the Company since November 1993. Since June 1, 1994, Mr. Stevenson has served as chairman of the board, president and chief executive officer of Sherwood Enterprises, Inc., Longmont, Colorado, a contract manufacturer serving the computer, data storage, telecommunications and medical equipment industries. From 1992 to 1994, Mr. Stevenson served as chairman of the board of Micro Insurance Software, Inc., Boulder, Colorado, a manufacturer of computer software oriented to the insurance industry. From 1990 to 1992, he served as executive vice president and a director of Solbourne Computer, Boulder, Colorado, a wholly-owned subsidiary of Matsushita. Mr. Stevenson was responsible for worldwide sales, marketing, customer support and product management in this position. Mr. Stevenson currently serves as a director of Denta Lure, Inc. and Micro Insurance Software, Inc., both of which are private companies.

         Ronald J. Norick has been a director of the Company since November 1993. Since 1987, Mr. Norick has served as the elected Mayor of the City of Oklahoma City, Oklahoma. His current term of office expires in April 1998. From 1960 to 1992, Mr. Norick served in various capacities, including as president from 1981 to 1992, of Norick Brothers, Inc., a closely-held printing company which was acquired by Reynolds & Reynolds in June 1992. Mr. Norick serves on a number of public boards and commissions, including the Mayor's Commission on Public Education, the National League of Cities and the United States Conference of Mayors. Mr. Norick also serves as manager of Norick Investments Company LLC, a family- owned limited liability company which is engaged in investments.

         James H. Everest has been a director of the Company since November 1993. Mr. Everest has served as president of the Jean I. Everest Foundation, Oklahoma City, Oklahoma, since 1991. The Jean I. Everest Foundation was organized to conduct charitable activities by Mr. Everest's father. Mr. Everest has been the managing partner of Everest Brothers, a general partnership active in oil and gas exploration and development, since 1984. Mr. Everest has also been engaged in managing his personal investments since 1984. Mr. Everest is a member of the Oklahoma Bar Association and the American Bar Association and serves in a number of capacities for various civic and community organizations.

COMMON STOCK OWNERSHIP

         The following table sets forth certain information regarding beneficial ownership of Common Stock as of December 31, 1996 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or nominee, and (iii) all executive officers and directors as a group. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted.

                                                                              NUMBER OF          PERCENT OF
     NAME AND ADDRESS (1)                                                     SHARES (2)          CLASS(3)
-------------------------------                                              ------------       ------------
Robert G. Tomlinson(4)  . . . . . . . . . . . . . . . . . . . . . . . .          70,334              1.60%
Robert W. Haley(5)  . . . . . . . . . . . . . . . . . . . . . . . . . .          50,275              1.15%
Mark J. Stevenson(6)  . . . . . . . . . . . . . . . . . . . . . . . . .           8,800                *
Ronald J. Norick(6)(7)  . . . . . . . . . . . . . . . . . . . . . . . .          61,500              1.40%
James H. Everest(8) . . . . . . . . . . . . . . . . . . . . . . . . . .          25,000                *
All directors and officers as a group
(Eight persons)(9)  . . . . . . . . . . . . . . . . . . . . . . . . . .         247,609              5.50%

-------------------------

* Less than 1%

(1) The address for all persons listed is 4600 E. 48th Avenue, Denver, Colorado 80216.

(2) Ownership includes both outstanding Common Stock and shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date hereof.

(3) All percentages are calculated based on the number of outstanding shares in addition to shares which a person or group has the right to acquire within 60 days of the date of this Proxy Statement.

(4)  Includes 50,000 shares subject to currently exercisable options.

(5)  Includes 41,616 shares subject to currently exercisable options.

(6)  Includes 8,333 shares subject to currently exercisable options.

(7) Excludes 37,500 shares of Common Stock owned of record by a limited liability company of which Mr. Norick is the manager and a minority shareholder and also excludes shares gifted by Mr. Norick to two adult children as to which shares Mr. Norick disclaims beneficial ownership.

(8)  Consists solely of 25,000 shares subject to currently exercisable options.

(9) Includes 158,282 shares subject to currently exercisable options held by the five nominees for director and to Malcolm Goodridge, Vice President of Corporate Sales, and Catherine Blair, Vice President of Marketing and Design; 5,000 shares owned by Steve S. Auger, Treasurer; and 1,700 shares owned by Ms. Blair. Excludes shares of Common Stock as to which officers and directors disclaim beneficial ownership.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three fiscal years in the period ended June 30, 1996 of Robert G. Tomlinson, the Chief Executive Officer, and Robert W. Haley, President, the only executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended June 30, 1996 (the "Named Officers").

                                                                              LONG TERM
                                                                             COMPENSATION
                                                 ANNUAL COMPENSATION            AWARDS
                                   FISCAL      ------------------------    ----------------      ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR         SALARY         BONUS      OPTIONS (SHARES)     COMPENSATION
---------------------------        ------      ----------     ---------    ----------------     ------------
Robert G. Tomlinson,                1996       $117,308        $49,419             -0-              -0-
 Chairman of the Board and          1995         52,728         24,485           50,000             -0-
 Chief Executive Officer            1994         24,000           --               --               -0-

Robert W. Haley,                    1996       $112,115        $98,026           18,750             -0-
 President                          1995         98,328         62,008           17,375             -0-
                                    1994        100,000          6,480           13,850             -0-

     Option Grants Table. The following table sets forth information on grants of stock options pursuant to the Company's 1993 Stock Option Plan during the fiscal year ended June 30, 1996 to the Named Officers.

                                                        % OF TOTAL         EXERCISE OR
                                 OPTIONS             OPTIONS GRANTED        BASE PRICE
        NAME                GRANTED (SHARES)          IN FISCAL YEAR        ($/SHARE)        EXPIRATION DATE
--------------------        ----------------        ------------------    -------------     -----------------
R.G. Tomlinson                      -0-                    -0-                 -0-                  -0-
Robert W. Haley                 18,750(1)                 7.6%               $ 2.50         November 3, 2003

---------------

(1) All options are subject to expiration if the Named Officer's employment is terminated for any reason with the date of expiration dependent upon the reason for termination. All shares acquired through exercise of an option may be repurchased by the Company if the Named Officer's employment is terminated within five years of the date of the option agreement.

     Fiscal Year-End Options/Option Values Table.

                                            NUMBER OF SECURITIES UNDER-            VALUE OF UNEXERCISED IN-
                                             LYING UNEXERCISED OPTIONS               THE-MONEY OPTIONS AT
                                            OPTIONS AT FISCAL YEAR-END(#)            FISCAL YEAR-END($)(1)
                                            -----------------------------        ----------------------------
    NAME                                    EXERCISABLE   UNEXERCISABLE          EXERCISABLE    UNEXERCISABLE
------------                                -----------   -------------          -----------    -------------
Robert G. Tomlinson . . . . . . . . . . .      50,000             -0-            $ 325,000      $    -0-
Robert W. Haley . . . . . . . . . . . . .      41,616             -0-            $ 510,593      $    -0-

---------------

(1) The dollar values are calculated by determining the difference between the exercise price of the options and the closing bid price for the Common Stock of $14.625 on June 28, 1996.

      No employee of the Company receives any additional compensation for his services as a director. Non-management directors receive no salary for their services as such, but receive a fee of $250 per meeting attended. The Board of Directors has also authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors.

      In January 1996, the Company adopted a defined contribution savings plan (the "401(k) Plan") to provide retirement income to employees of the Company. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers all employees who are at least age 18 and have been employed at least three months. It is funded by voluntary pre-tax contributions from employees up to a maximum amount equal to 15% of annual compensation and through matching contributions by the Company up to 5% of the employee's annual compensation. Upon leaving the Company, each participant is 100% vested with respect to the participant's contributions and is vested based on years of service with respect to the Company's matching contributions. Contributions are invested as directed by the participant in investment funds available under the 401(k) Plan. Full retirement benefits are payable to each participant in a single cash payment or an actuarial equivalent form of annuity on the first day of the month following the participant's retirement.

      Employment Agreement. In July 1995, the Company entered into an employment agreement with Mr. Tomlinson. The agreement requires that he devote his full business time to the Company, may be terminated by the Company for "cause" (as defined in the agreement) and, as currently in effect, calls for Mr. Tomlinson to receive an annual salary of $150,000. The employment agreement extends for a three-year term, subject to Mr. Tomlinson's right to convert the employment agreement to a consulting agreement in the event of a change in control of the Company or upon Mr. Tomlinson's resignation. Subject to the right of the Company to terminate the consulting agreement for cause, Mr. Tomlinson is entitled to continue to serve as a consultant to the Company for the duration of the agreement and to continue to receive compensation in the amount of 60% of his annual salary. Mr. Tomlinson is also entitled to receive lump sum compensation equal to approximately three times his annual salary and bonus in the event of a change in control of the Company.

COMMITTEES OF THE BOARD

      The Board of Directors has delegated certain of its authority to a Compensation Committee and an Audit Committee. The Compensation Committee is composed of Messrs. Stevenson, Norick and Everest and the Audit Committee is composed of Messrs. Tomlinson, Stevenson and Everest. No member of either committee, except Mr. Tomlinson, is a former or current officer or employee of the Company.

      The Compensation Committee held one meeting in fiscal year 1996. The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of the Company's officers and to administer the Company's Stock Option Plan.

      The Audit Committee held one meeting in fiscal year 1996. The function of the Audit Committee is to review and approve the scope of audit procedures employed by the Company's independent auditors, to review and approve the audit reports rendered by both the Company's independent auditors and to approve the audit fee charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors.

BOARD AND COMMITTEE ATTENDANCE

      In fiscal year 1996, the Board of Directors held three meetings. All directors attended more than 75% of the aggregate of board and committee meetings held during fiscal year 1996.


      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

                       II. PROPOSAL TO APPROVE AMENDMENTS
                     TO THE RESTATED 1993 STOCK OPTION PLAN

      The Company's 1993 Stock Option Plan (the "Stock Option Plan" or "Plan") was adopted in 1993 and was subsequently amended in 1995. The Board of Directors feels that the Stock Option Plan has proven to be of substantial value in stimulating the efforts of employees and increasing their ownership stake in the Company. In light of the Company's continued growth, the number of shares remaining for issuance under the Stock Option Plan is insufficient to provide adequately for participation by eligible employees, directors and consultants to whom the Compensation Committee would consider granting options during the forthcoming years. The Board of Directors has adopted an amendment to the Stock Option Plan to increase the number of shares available for issuance under the Stock Option Plan by an additional 250,000 shares of Common Stock. The proposed amendment to the Stock Option Plan also contains certain changes which the Board of Directors believes are appropriate in response to recent changes to the federal securities regulations which govern the Plan.

      The provisions of the existing Plan, as well as the proposed amendments thereto, are summarized below. A copy of the Plan containing the proposed amendments thereto is attached hereto as Exhibit A.

SUMMARY OF PLAN

      The Option Plan provides for the granting of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and stock appreciation rights ("SARs"), up to a maximum number of 950,000 shares. Nonqualified stock options may be granted to employees, directors and advisors of the Company, while Incentive Stock Options may be granted only to employees. No options may be granted under the Option Plan subsequent to February 28, 2003.

      The Option Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms and conditions of the options and SARs granted under the Option Plan, including the exercise price, number of shares subject to the option and the exercisability thereof.

      The exercise price of all Incentive Stock Options granted under the Option Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. In the case of an optionee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price of Incentive Stock Options shall be not less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all nonqualified stock options granted under the Option Plan shall be determined by the Compensation Committee, but shall not be less than 85% of the fair market value of the Common Stock. The term of all nonqualified stock options granted under the Option Plan may not exceed ten years and the term of all incentive stock options may not exceed five years. The Option Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

      The Option Plan provides the Board of Directors or the Compensation Committee the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. Upon termination of a participant's employment or consulting relationship with the Company, all unvested options terminate and are no longer exercisable. Vested options shall remain exercisable for a specified period of time following the termination date. The length of such extended exercise period generally ranges from 30 days to one year, depending on the nature and circumstances of the termination.

      The Option Plan provides that, in the event the Company enters into an agreement providing for the merger of the Company into another corporation or the sale of substantially all of the Company's assets, any outstanding unexercised option shall become exercisable at any time prior to the effective date of such agreement. Upon the consummation of the merger or sale of assets, such options shall terminate unless they are assumed or another option is substituted therefor by the successor corporation.

      The Company has also entered into option agreements with four touring golf professionals which call for the vesting of a predetermined number of options based on the golf professional achieving certain benchmarks at designated PGA Tour events or other major tournaments. The Company has also granted options to independent sales representatives and the President which vest upon the Company achieving designated levels of net sales.

      As of June 30, 1996, a total of 423,940 nonqualified and Incentive Stock Options were outstanding, with exercise prices ranging from $1.60 to $12.75 per share and a weighted average exercise price per share of $5.30.

SUMMARY OF AMENDMENTS

      The Board of Directors proposes to amend the Plan by making an additional 250,000 shares of Common Stock available for grant. Assuming adoption of the amendment, a total of 1,200,000 shares of Common Stock would be available under the Plan.

      The Board of Directors also proposes that the Plan be amended and restated in response to certain changes made to Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended. The changes to Rule 16b-3 were announced by the Securities and Exchange Commission in May 1996, and became effective as of November 1, 1996. The changes to Rule 16b-3 are designed to simplify administration of stock option plans. Consistent with the changes to Rule 16b-3, the proposed amendment provides for the following:

        (i) The Compensation Committee may consist of two or more members rather than three or more members, as currently required. Members of the Compensation Committee are eligible to receive options or other awards granted under the Plan;

        (ii) Options or other awards granted under the Plan to persons subject to Section 16(b) will be subject to a six-month holding period only if the Committee does not approve such grant in advance; and

        (iii) The Plan may be amended by the Board of Directors from time to time without shareholder approval; provided, however, to the extent Rule 16b-3, as the same may be amended from time to time, requires shareholder approval, then the Plan shall be amended by shareholder approval.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO AND RESTATEMENT OF THE 1993 STOCK OPTION PLAN TO PERMIT THE ISSUANCE OF AN ADDITIONAL 250,000 SHARES PURSUANT TO THE PLAN, AND TO SIMPLIFY ADMINISTRATION OF THE PLAN IN THE MANNER DESCRIBED ABOVE.

                          III.  SELECTION OF AUDITORS

        The firm of Levine Hughes & Mithuen, Inc. has examined the financial statements of the Company for the period from July 1, 1993 to June 30, 1996. Subject to shareholder approval, Levine Hughes & Mithuen, Inc. has been re-appointed by the Board of Directors to serve as the Company's independent auditors for the 1996-1997 fiscal year. Representatives of Levine Hughes & Mithuen, Inc. are expected to be present at the Annual Meeting with the opportunity to make a statement if it is their desire to do so, and will be available to respond to appropriate questions from shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF LEVINE HUGHES & MITHUEN, INC. AS INDEPENDENT AUDITORS FOR THE COMPANY.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission, The Nasdaq Stock Market, Inc., the Pacific Stock Exchange and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file, or late filing, of such reports with respect to the period ended June 30, 1996. Based solely on the Company's review of Forms 3, 4 and 5 and amendments thereto furnished to the Company and all written representations with respect to filing of such Forms, the Company is aware that a Form 4 to report the exercise of 16,667 options was not timely filed by Mr. Ronald Norick, a director of the Company; a Form 4 to report the exercise of 1,666 options was not timely filed by Mr. Auger, the Treasurer of the Company, and a Form 3 to report ownership of stock options was not timely filed by Catherine Blair upon her appointment as an executive officer of the Company. All three of such omitted reports were filed with the Securities and Exchange Commission as soon as such persons became aware of the omission.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has adopted a policy pursuant to which material transactions between the Company and its executive officers, directors and principal shareholders (i.e. shareholders owning beneficially 5% or more of the outstanding voting securities of the Company) shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount which exceeds $60,000.

        During May 1996, the Company entered into a consulting agreement (the "Agreement") with Nancy Haley who formerly served as an officer and director of the Company. The Agreement provides for certain consulting services to be rendered in the areas of product design, advertising and public relations. The Agreement is for a term of three years, commencing June 1, 1996 with annual compensation of $90,000 per year, payable in equal monthly installments of $7,500. Generally, the Agreement is not terminable by the Company and any termination by the Company will not affect the Company's obligation to pay the full amount pursuant to the Agreement. Additionally, the Agreement may be terminated by Ms. Haley at any time after the first 90 days of the Agreement by giving written notice at least ten days prior to the date of termination. The Agreement provides for certain covenants by Ms. Haley during the term of the Agreement which includes, among other things, a covenant not to compete.

                                 ANNUAL REPORT

        The Annual Report to Shareholders for the fiscal year ended June 30, 1996 is being sent to all shareholders with this Proxy Statement. The Annual Report to Shareholders does not form any part of the material for the solicitation of any Proxy.

A COPY OF THE ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO THE SECRETARY, SPORT-HALEY, INC., 4600 E. 48TH AVENUE, DENVER, COLORADO 80216.


                             SHAREHOLDER PROPOSALS

        Shareholders who intend to submit proposals for inclusion in the Proxy Statement relating to the year ending June 30, 1997 (1997 Proxy) must do so by sending the proposal and supporting statements, if any, to the Company no later than September 8, 1997. Such proposals should be sent to the attention of the Corporate Secretary, Sport-Haley, Inc., 4600 East 48th Avenue, Denver, Colorado 80216.


                                 OTHER MATTERS

        Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or person acting under the Proxy.

                                                                       EXHIBIT A

                               SPORT-HALEY, INC.
                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN

1.     PURPOSE

       The purpose of this Plan is to promote the interest of the Corporation and its shareholders and the Corporation's success by providing a method whereby equity-based incentive Awards may be granted to Employees and Directors of the Corporation and its Subsidiaries and to selected Consultants who, in the course of their business activities, direct a significant amount of business to the Corporation or provide services to the Corporation.

2.     DEFINITIONS

       A.     "AWARD" means any form of stock option granted under the Plan.

       B. "AWARD NOTICE" means any written notice from the Corporation to a Participant or agreement between the Corporation and a Participant that establishes the terms applicable to an Award.

       C.     "BOARD OF DIRECTORS" means the Board of Directors of the
Corporation.

       D.     "CODE" means the Internal Revenue Code of 1986, as amended.

       E. "COMMITTEE" means the Compensation Committee of the Board of Directors, or such other committee designated by the Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The number of persons who shall serve on the Committee shall be specified from time to time by the Board of Directors; however, in no event shall there be fewer than two members of the Committee. The Committee will be composed in a manner such that the Plan will qualify under Rule 16b-3 with regard to Awards to persons who are subject to Section 16 of the Exchange Act. If at any time the Committee has fewer than two members or the Committee otherwise ceases to exist, then the Plan shall be administered by the Board of Directors, and all references herein to the Committee shall refer to the Board of Directors.

       F. "COMMON STOCK" means Common Stock of the Corporation, no par value per share.

       G. "CONSULTANT" means any individual who renders services directly to the Corporation or to the Corporation's customers, any individual defined and designated from time to time by the Committee as a Consultant, or any individual from a group of individuals defined and designated from time to time by the Committee.

       H.     "CORPORATION" means Sport-Haley, Inc.

       I.     "DIRECTOR" means a member of the Board of Directors.

       J. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       K. "FAIR MARKET VALUE" means, on any date, the average of the high and low sales prices of the Common Stock on the principal national securities exchange, which includes the National Association of Securities Dealers Automated Quotation System (NASDAQ), on which such Common Stock is listed or admitted to trading or if not traded on that date, then on the date last traded; or if such Common Stock is not so listed or admitted to trading, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on any other system of NASDAQ or such other market in which such prices are regularly quoted; or if there have been no published bid or asked quotations, the Committee shall, in good faith and in accordance with Section 422 of the Code, establish the method for determining the Fair Market Value of the Common Stock.

       L. "EMPLOYEE" means any employee of the Corporation or a Subsidiary whose performance the Committee determines can have a significant effect on the success of the Corporation.

       M. "PARTICIPANT" means any individual to whom an Award is granted under the Plan.

       N. "PLAN" means this Plan, which shall be known as the Sport-Haley, Inc. Restated 1993 Stock Option Plan.

       O. "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act, as amended effective November 1, 1996, or any successor rule.

       P. "SUBSIDIARY" means a corporation or other business entity (i) of which the Corporation directly or indirectly has an ownership interest of 50% or more, or (ii) of which it has a right to elect or appoint 50% or more of the board of directors or other governing body.

3.     ADMINISTRATION

       A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

       (i)    construe and interpret the Plan;

       (ii) promulgate, amend and rescind rules relating to the implementation of the Plan;

       (iii) make all determinations necessary or advisable for the administration of the Plan, including the selection of Employees, Directors and Consultants who shall be granted Awards, the number of shares of Common Stock to be subject to each Award, the Award price, the vesting or duration of Awards, and the designation of Awards as incentive stock options or non-qualified stock options;

       (iv) determine the disposition of Awards in the event of a Participant's divorce or dissolution of marriage;

       (v) determine whether Awards will be granted alone or in combination or in tandem with other Awards; and

       (vi) determine whether cash will be paid or Awards will be granted in replacement of, or as alternatives to, other grants under the Plan or any other incentive or compensation plan of the Corporation, a Subsidiary or an acquired business unit; and

       (vii) approve in advance each particular Award to be granted hereunder in a manner which will cause the Award to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3.

       B. Subject to the requirements of applicable law, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award, or any Award Notice; take any and all other actions it deems necessary or advisable for the proper administration of the Plan; designate persons other than members of the Committee to carry out its responsibilities; and prescribe such conditions and limitations as it may deem appropriate; except that the Committee may not delegate its authority with regard to the selection for participation of, or the granting of Awards to, persons under
Section 16 of the Exchange Act. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons validly claiming under or through persons participating in the Plan.

       C. The Committee may at any time, and from time to time amend or cancel any outstanding Award, but only with the consent of the person to whom the Award was granted.

4.     ELIGIBILITY

       A.     Any Employee is eligible to become a Participant in the Plan.

       B. Directors who are not Employees of the Corporation or a Subsidiary shall receive Awards in accordance with Section 7.

       C. Consultants who are not Employees or Directors of the Corporation shall be eligible to receive Awards in accordance with Section 8.

5.     SHARES AVAILABLE

       A. Subject to Section 13 of the Plan, the maximum number of shares of Common Stock available for Award grants (including incentive stock options) shall be 1,200,000. Shares of Common Stock subject to an unexercised and expired or terminated Award shall be available for an Award subsequently granted in accordance with the Plan.

6.     TERM

       The Plan became effective upon approval of the Plan by the Corporation's stockholders on March 1, 1993 and shall continue in effect until February 28, 2003.

7.     AWARDS TO NON-EMPLOYEE DIRECTORS

       Options granted to Directors who are not Employees of the Corporation or a Subsidiary shall be subject to the following terms:

       (i) The exercise price shall be equal to 100% of the Fair Market Value of the underlying shares of Common Stock on the date of the grant, payable in accordance with the alternatives stated in
              Section 9.B.(ii) of the Plan;

       (ii) The term of the options shall not be greater than ten (10) years from the date of the grant;

       (iii) The options shall be exercisable beginning 6 months after the date of the grant; and

       (iv)   The options shall be subject to Section 11 of the Plan.

8.     AWARDS TO CONSULTANTS

       Consultants shall receive Awards in accordance with the following terms:

       A. No Awards of incentive stock options shall be made to Consultants.

       B. Awards of non-qualified stock options to such Consultants shall be subject to the following terms:

       (i) The exercise price shall be not less than 100% of the Fair Market Value of the underlying shares of Common Stock on the date of the grant, payable in accordance with the alternatives stated in Sections 9.B(ii) and (iii) of the Plan;

       (ii) The term of the options shall not be greater than ten (10) years from the date of grant;

       (iii) The options shall be exercisable beginning 12 months after the date of the grant; and

       (iv)   The options shall be subject to Section 11 of the Plan.

9.     STOCK OPTIONS

       A. Awards shall be granted in the form of stock options. Stock options may be incentive stock options within the meaning of Section 422A of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options).

       B. Subject to Section 9.C. relating to incentive stock options and to Sections 7 and 8 relating to awards to Directors who are not Employees and to Consultants, options shall be in such form and contain such terms as the Committee deems appropriate. While the terms of options need not be identical, each option shall be subject to the following terms:

       (i) The exercise price shall be the price set by the Committee but may not be less than 100% of the Fair Market Value of the underlying shares of Common Stock on the date of the grant.

       (ii) The exercise price shall be paid in cash (including check, bank draft, or money order), or at the discretion of the Committee, all or part of the purchase price may be paid by delivery of the optionee's full recourse promissory note, delivery of Common Stock already owned by the Participant for at least six (6) months and valued at its Fair Market Value, or any combination of the foregoing methods of payment. In the case of incentive stock options, the terms of payment shall be determined at the time of grant.

       (iii) Promissory notes given as payment of the exercise price, if permitted by the Committee, shall contain such terms as set by the Committee which are not inconsistent with the following: the unpaid principal shall bear interest at a rate set from time to time by the Committee; payments of principal and interest shall be made no less frequently than annually; no part of the note shall be payable later than ten (10) years from the date of purchase of the underlying shares of Common Stock; the note must be negotiable and be secured by collateral, other than the shares issued upon exercise, having a fair market value at least equal to the principal amount of the note; and there must be an obligation to pay independent of collateral.

       (iv) The term of an option may not be greater than ten (10) years from the date of the grant.

       (v) Neither a person to whom an option is granted nor such person's legal representative, heir, legatee or distributee shall be deemed to be the holder of, or to have any of the rights of a holder or owner with respect to, any shares of Common Stock subject to such option unless and until such person has exercised the option.

       C. The following special terms shall apply to grants of incentive stock options:

       (i) Subject to Section 9.C.(iii) of the Plan, the exercise price of each incentive stock option shall not be less than 100% of the Fair Market Value of the underlying shares of Common Stock on the date of the grant.

       (ii) No incentive stock option shall be granted to any Employee who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless at the time of such grant the exercise price of the option is at least 110% of the Fair Market Value of the underlying shares of Common Stock subject to the option and such option is not exercisable after the expiration of five (5) years from the date of the grant.

       (iii) No incentive stock option shall be granted to a person in his capacity as a Employee of a Subsidiary if the Corporation has less than a 50% ownership interest in such Subsidiary.

       (iv) Options shall contain such other terms as may be necessary to qualify the options granted therein as incentive stock options pursuant to Section 422A of the Code, or any successor statute.

10.    DEFERRAL OF AWARDS

       At the discretion of the Committee, payment of an Award or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the delivery of a written, irrevocable election by the Participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also (A) credit interest equivalents on cash payments that are deferred and set the rates of such interest equivalents and (B) credit dividends equivalents on deferred payments denominated in the form of shares of Common Stock.

11.    EXERCISE OF STOCK OPTIONS UPON TERMINATION OF EMPLOYMENT OR SERVICES.

       A. Options granted to Participants other than Consultants shall be exercisable upon the Participant's termination of service within the following periods only. The definition of termination of service applicable to Consultants shall be defined and determined by the Committee in its sole discretion. Subject to Section 19, stock options granted to Participants other than Consultants may permit the exercise of options upon the Participant's termination of employment within the following periods, or such shorter periods as determined by the Committee at the time of grant:

       (i) If on account of death, within twelve (12) months of such event by the person or persons to whom the Participant's rights pass by will or the laws of descent or distribution.

       (ii) If on account of retirement (as defined from time to time by Corporation policy), stock options may be exercised within three
              (3) months of such termination.

       (iii)  If on account of resignation, options may be exercised within one
              (1) month of such termination.

       (iv) If for cause (as defined from time to time by Corporation policy), no unexercised option shall be exercisable to any extent after termination.

       (v) If on account of disability or leave of absence for the purpose of serving the government or the country in which the principal place of employment of the Participant is located, either in a military or a civilian capacity, or for such other purpose or reason as the Committee may approve subsequent to the time of grant, a Participant shall not be deemed during the period of any such absence alone to have terminated his service, except as the Committee may otherwise expressly provide.

       (vi) If for any reason other than death, retirement, resignation, cause, or disability, options may be exercised within three (3) months of such termination.

       B. An unexercised option shall be exercisable only to the extent that such option was exercisable on the date the Participant's employment or service terminated. Notwithstanding the foregoing, and except as provided in
Section 11.A. above, terms relating to the exercisability of options may be amended by the Committee before or after such termination, except in respect to options granted under Section 7.

       C. In no case may an unexercised option be exercised to any extent by anyone after expiration of its term.

12.    NONASSIGNABILITY

       The rights of a Participant under the Plan or under an Award shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. During the lifetime of the Participant to whom a stock option is granted, such Participant alone may exercise the stock option. No Participant may create a lien on any funds, securities, rights or other property to which such Participant may have an interest under the Plan, or which is held by the Corporation for the account of the Participant under the Plan.

13.    ADJUSTMENT OF SHARES AVAILABLE

       The Committee shall make appropriate and equitable adjustments in the shares of Common Stock available for future Awards, the number of shares of Common Stock covered by unexercised, unvested or unpaid Awards and the exercise prices of Awards upon the subdivision of the outstanding shares of Common Stock; the declaration of a dividend payable in Common Stock; the declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of the shares of Common Stock; the combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock; a recapitalization; or a similar event.

14.    PAYMENT OF WITHHOLDING TAXES

       As a condition to receiving or exercising an Award, as the case may be, the Participant shall pay to the Corporation or any employer Subsidiary the amount of all applicable Federal, state, local and foreign taxes required by law to be paid or withheld relating to receipt or exercise of the Award. Alternatively, the Corporation may withhold shares of Common Stock with an aggregate Fair Market Value equal to such withholding taxes, from any Award in shares of Common Stock, to the extent the withholding is required by law. The Corporation also may deduct such withholding taxes from any Award paid in cash.

15.    AMENDMENTS

       The Board of Directors shall have the authority to amend the Plan from time to time without Shareholder approval, provided however, that the adoption of any such amendment shall be permitted by Rule 16b-3. Rights and obligations under any Award granted before any amendment of the Plan shall not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the Award was granted.

16.    REGULATORY APPROVALS AND LISTINGS

       Notwithstanding any other provision in the Plan, the Corporation shall have no obligation to issue or deliver certificates for shares of Common Stock under the Plan prior to (A) obtaining approval from any governmental agency which the Corporation determines is necessary or advisable, (B) admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (C) completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Corporation determines to be necessary or advisable.

17.    NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

       Participation in the Plan shall not give any Employee any right to remain in the employ of the Corporation or any Subsidiary. Further, the adoption of this Plan shall not be deemed to give any Employee or other individual the right to be selected as a Participant or to be granted an Award.

18.    NO RIGHT, TITLE, OR INTEREST IN CORPORATION ASSETS

       No Participant shall have any rights as a shareholder of the Corporation until he acquires an unconditional right under an Award to have shares of Common Stock issued to him.

19.    SPECIAL PROVISION PERTAINING TO PERSONS SUBJECT TO SECTION 16

       A. Notwithstanding any other item of this Plan, the following shall apply to persons subject to Section 16 of the Exchange Act who receive an Award prior to February 14, 1996, except in the case of death or disability:

              (i) Restricted stock or other equity securities (within the meaning used in Rule 16b-3 of the Exchange Act or any successor rule) offered pursuant to this Plan must be held for at least six (6) months from the date of grant; and

              (ii) At least six (6) months must elapse from the date of acquisition of any stock option, Performance Unit, Performance Share, stock appreciation right or other derivative security (within the meaning used in Rule 16b-3 of the Exchange Act or any successor rule) issued pursuant to the Plan to the date of disposition of such derivative security (other than upon exercise or conversion) or its underlying equity security.

       B.     The restrictions contained in paragraphs A(i) and (ii) of this
Section 22 shall also apply to any Award made on or after February 14, 1996, to a person subject to Section 16 of the Exchange Act without the advance approval of the Committee in the manner described in paragraph 3A(vii) above. Such restrictions shall be applied and construed in a manner which will cause the Award to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3.

20.    INDEMNIFICATION

       In addition to such other rights of indemnification as they may have as Directors or otherwise, the members of the Board of Directors or the Committee administering the Plan shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

21.    SAVINGS PROVISION

       The amendment and restatement of the Plan as provided herein, effective February 14, 1997, shall not adversely affect the rights of Participants to whom an Award was granted under the Plan prior to such amendment and restatement.

22.    GOVERNING LAW

       The Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

                               SPORT-HALEY, INC.

         Annual Meeting of Shareholders to be held on February 14, 1997

     KNOW ALL MEN BY THESE PRESENTS: that the undersigned shareholder of Sport-Haley, Inc. (the "Company") hereby constitutes and appoints Robert G. Tomlinson, as attorney and proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated below, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held February 14, 1997, and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated January 3, 1997, receipt of which is acknowledged.

1. To consider and act upon a proposal to elect Messrs. Robert G. Tomlinson, Robert W. Haley, Mark J. Stevenson, Ronald J. Norick and James H. Everest as directors to hold office for one-year terms or until their successors are elected and qualified.

               [ ] FOR ELECTION OF ALL NOMINEES (Except as shown below)

               [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

               Instructions: To withhold authority to vote for any individual nominee, strike through the nominee's name below

                    Robert G. Tomlinson
                    Robert W. Haley
                    Mark J. Stevenson
                    Ronald J. Norick
                    James H. Everest

2. To consider and act upon a proposal to approve amendments to, and a restatement of, the Company's 1993 Stock Option Plan to (i) permit the issuance of an additional 250,000 shares of Common Stock pursuant to the Plan, and (ii) to simplify administration of the Plan in accordance with revisions to Section 16 of the Securities Exchange Act of 1934.

               [ ] FOR PROPOSAL

               [ ] AGAINST PROPOSAL

               [ ] ABSTAIN

3. To ratify the appointment of Levine Hughes & Mithuen, Inc. as auditors of the Company.

               [ ] FOR RATIFICATION

               [ ] AGAINST RATIFICATION

               [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

               [ ] AUTHORIZED TO VOTE

               [ ] ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSALS 2 AND 3 AND
THE PROXY HOLDERS WILL VOTE ON ANY PROPOSAL UNDER 4 IN THEIR DISCRETION AND IN THEIR BEST JUDGMENT.

Please mark, date, and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If this Proxy is not dated, the Proxy will be deemed to bear the date the form was mailed to the shareholder.


     Dated:
           ---------------------------     ------------------------------------
                                            Signature

     Dated:
           ---------------------------     ------------------------------------
                                           Signature if held jointly